                                                                   EXHIBIT 10.20

                  SOFTWARE LICENSE AND DISTRIBUTION AGREEMENT
                  -------------------------------------------

EFFECTIVE DATE: April 1, 1988.
--------------

PARTIES: RESEARCH SYSTEMS, INC, a Colorado Corporation, with offices at 2021
-------
Albion Street, Denver, Colorado (hereafter "RSI") and PRECISION VISUALS, INC., a Delaware corporation, with offices at 6260 Lookout Road, Boulder, Colorado (hereafter "PVI").

RECITALS: RSI is the owner of certain computer software for interactive
--------
analysis, reduction and display of scientific data. Said software has been marketed by RSI under the name and trademark IDL. PVI desires to become the sole outside distributor of the IDL software of RSI and seeks to become a licensee of the IDL software for the additional purpose of developing and selling Enhancements to that product. The parties have, therefore, agreed to go forward with the above-described relationship, subject to the following terms and conditions.

DISTRIBUTION AND LICENSE AGREEMENT: In consideration of the mutual promises and
----------------------------------
agreements hereafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   Definitions. As used in this Agreement, the following terms shall have
          -----------
          the meanings set forth hereafter.

       1.1 "Licensed Software" shall mean all or any part of the computer programs identified as "IDL software" and device drivers as described in Exhibit A hereto, together with all Documentation for such programs, any Enhancements, corrections, Revisions, updates, upgrades or modifications to such software owned by RSI as of the Effective Date hereof, and all information contained in the associated User Manual, such as user instructions. The Licensed Software shall also include future Enhancements, Revisions, updates, upgrades or modifications made or acquired by RSI, including new ports by RSI to new computer platforms, during the term of this Agreement, but excluding new RSI products not derived from the Licensed Software.

       1.2 "Documentation' shall mean the standard visually readable materials which are published while this Agreement is in effect for customer use and shall include any form of machine-executable codes supplied by RSI, but shall not include promotional materials.

       1.3 "User Manual" shall mean the manual and written instructions describing the Licensed Software and its implementation in operations.

       1.4 "Enhancement" shall mean a functional improvement in or change to the Licensed Software that is not required for complete and normal operation of the Licensed Software.

       1.5 "Revisions" shall mean a correction of any problem, deficiency or defect in the Licensed Software. Revisions do not include Enhancements.

       1.6 "IDL" software shall mean the Licensed Software, described more specifically in Exhibit A attached hereto.

       1.7 "PVI Customer" shall mean any purchaser of a sublicense for the Licensed Software bundled with or without other products from PVI who is required to execute a sublicense permitting use of the Licensed Software under certain specified terms and conditions as set forth herein. Said customers may be either "end users" or "permitted resellers" of the Licensed Software.

       1.8 "End user" shall mean any PVI Customer which will itself use said product rather than resell to another entity or person.

       1.9 "Permitted Reseller" shall mean a PVI Customer to whom PVI grants the rights to further sublicense the Licensed Software to an End-User. This term shall be strictly limited to a) prime contractors providing software to the U.S. Government under contract, and b) computer hardware manufacturers with whom PVI has negotiated a Distributor Agreement for sale of the Licensed Software in conjunction with the sale of its hardware. Other third-party distributors or OEMs shall require RSI's prior consent.

       1.10 "Sublicense" shall mean the Software License Agreement approved by the parties in the form attached hereto.

2. Grant of Distribution Rights.
   -----------------------------

       2.1 RSI hereby grants to PVI, for the term of this Agreement, the right to function as its sole and exclusive outside distributor of the Licensed Software world-wide.

       2.2 It is agreed and understood by the parties that this "exclusivity" shall mean that RSI shall enter into no agreements for and shall not retain any third party for the purpose of distribution, sale of sublicenses or marketing of the Licensed Software other than this Agreement with PVI. It is further agreed and understood that RSI may itself, through its own employees, continue to market and sell sublicenses to the Licensed Software without restriction. In the event that RSI wishes to make sales to or through other third-party distribution channels which would otherwise be excluded by this Paragraph, RSI may request in writing PVI's approval thereof, providing details and contacts for such potential transaction. PVI shall, in writing within thirty (30) days of receipt of such request and supporting information, either approve RSI's independent exploitation of such opportunity or notify RSI that PVI will undertake to exploit such opportunity itself.

       2.3 PVI agrees that it will sell sublicenses to Licensed Software only in conjunction with the PVI Customer's execution of a sublicense agreement in the form set forth in Exhibit E, limiting the customer's use and protecting the right of RSI tO the Licensed Software. Such use may include the limited source code disclosure relating only to device drivers as set forth in Paragraph 2.7 hereof.

       2.4 PVI agrees that it will exercise great care in its marketing and sales of sublicenses to Licensed Software, as well as its subsequent service to PVI Customers of the Licensed Software, in a manner commensurate with high ethical standards and in compliance with all appropriate federal, state and local laws governing such sales.

       2.5 In the sale of sublicenses of PVI products which incorporate in whole or in part the Licensed Software, whether or not marketed under a private label, PVI will apply the following copyright notice and trademark notice within the Licensed Software so as to preserve the intellectual property rights of RSI to the Licensed Software and the trademark IDL:

               "Copyright 19___ Research Systems, Inc. All rights reserved. This software includes information which is proprietary to and a trade secret of Research Systems, Inc. It is not to be disclosed to anyone outside of this organization.

            Further, PVI shall place the following notice on the media containing the Licensed Software:

               "ALL RIGHTS RESERVED. Copyright 19___ Precision Visuals, Inc. This media contains information which is proprietary to and a trade secret of Precision Visuals, Inc. and its licensors. It is not to be disclosed to anyone outside of this organization.

            These notices may be modified from time to time by mutual consent of the parties.

       2.6 PVI acknowledges the existence of a current arrangement with a German distributor, Ariadne GmbH, which shall be an exception to the exclusive distribution arrangement with PVI contemplated herein. RSI shall, to the extent permitted by law and good business ethics, terminate that German arrangement or permit it to expire. Similarly, PVI acknowledges the existence of an arrangement between RSI and Data Translation, Inc. permitting the manufacture and sale of sublicenses of a version of the Licensed Software for a limited purpose. RSI shall be permitted to continue said relationship, and it shall constitute an exception to the exclusive arrangement contemplated herein.

       2.7 As a part of the distribution rights granted hereunder, PVI shall have the right to copy the Licensed Software and the pertinent documentation thereto, at its sole cost and expense, and sell sublicenses to use such copies to PVI Customers, subject to the conditions and restrictions set forth herein. Such Licensed Software copies shall be in object code with the exception of source code of device drivers as set forth in Exhibit B.

       2.8 It is agreed and understood that this Agreement grants no rights to PVI in new software programs that may be developed by RSI which are not Enhancements or Revisions as defined herein. Such new products may become the subject of a distribution and/or license arrangement upon mutual agreement of the parties.

  3.   Grant of License to Software. RSI hereby grants, for the term of this
       ------------------------------
       Agreement, a non-exclusive license to PVI to use the Licensed Software only in accordance with the terms and conditions set forth below.

       3.1 PVI shall have the right to use the Licensed Software provided in object code internally, as may be necessary to develop PVI Enhancements and Revisions for the purpose of creating supplemental products to be used with and possibly sold as a package with the Licensed Software, and for service of PVI Customers. RSI has agreed to disclose certain elements of the source code to the Licensed Software in order to facilitate this developmental activity by PVI, as more specifically set forth in Paragraph 5.3. With the exception of permitted limited disclosure of source code relating only to device drivers as noted in Paragraphs 2.7 and 3.4 hereof, it is expressly agreed and understood that the Licensed Software and any source code disclosed hereunder may be used and studied only by PVI employees and only in connection with central processing units owned and operated by PVI on PVI property in the United States or abroad.

       3.2 PVI may modify the Licensed Software (including making Enhancements and Revisions) using the limited source code disclosed pursuant to Paragraph 5.3 hereof, provided, however, that RSI shall not be responsible for errors, malfunctions or performance changes in the Licensed Software attributable to such modifications made by PVI. It is agreed and Understood that any Enhancements, Revisions or products complementary to the Licensed Software developed by PVI in accordance with this Agreement shall become the exclusive property of PVI and RSI shall have no claim or property interest in them. PVI agrees to make such Enhancements, Revisions and complementary products available to RSI customers as set forth in Paragraph 7.6.

       3.3 It is agreed and understood that the license granted hereunder to PVI shall also include the right of PVI to use the Licensed Software for the term hereof for demonstration and evaluation purposes in connection with marketing efforts to potential customers. Such Licensed Software used for demonstration or evaluation purposes will not be made available for use for any other purpose by any such potential customer, and it is agreed that, if PVI charges any fee for demonstration or evaluation copies, RSI will be entitled to its standard royalty fee for each such copy in accordance with the provisions hereafter set forth. In no event may any rights in the Licensed Software be sublicensed or otherwise granted by exercise of any such demonstration or evaluation rights.

       3.4 PVI shall have the power to sublicense the Licensed Software in connection with its distributor rights granted hereunder and pursuant to a Sublicense Agreement as set forth in Schedule E. Said sublicense arrangements might include limited source code disclosure relating only to device drivers as further noted in Paragraph 2.7 above and as noted in Exhibit B hereto.

   4.  Warranty and Representations by RSI.
       ------------------------------------

       4.1 The parties acknowledge that PVI is familiar with the Licensed Software and is generally aware of some of the capabilities and deficiencies which the Licensed Software may contain. PVI, therefore, agrees to accept delivery of said Licensed Software subject to the continuing warranties by RSI which are set forth below.

       4.2 RSI represents and warrants that it has the right and authority to enter into this Agreement and to grant the rights described herein. RSI further warrants that the Licensed Software delivered to PVI will be free of known errors and omissions from its written specifications.

       4.3 WITH THE EXCEPTION OF THAT CONTAINED IN PARAGRAPH 4.2 ABOVE, RSI DOES NOT MAKE TO PVI BY VIRTUE OF THIS AGREEMENT OR ANY ORDER HEREUNDER OR OTHERWISE AND HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE LICENSED SOFTWARE INCLUDING, WITHOUT LIMITATION, ANY WARRANTY WITH RESPECT TO THE ACCURACY OR APPLICABILITY OF DATA OR ALGORITHMS CONTAINED IN THE LICENSED SOFTWARE AND IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. UNDER NO CIRCUMSTANCES SHALL RSI BE LIABLE TO PVI OR ANY OTHER PERSON FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, CONSEQUENTIAL OR SPECULATIVE DAMAGES OF ANY CHARACTER, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF FUTURE PROFITS, GOOD WILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION, OR ANY OTHER NON-ACTUAL DAMAGES OR LOSS.

       4.4 RSI MAKES NO WARRANTY OF ANY KIND WITH RESPECT TO ANY OF PVI'S PRODUCTS. THE WARRANTIES SET FORTH IN THIS SECTION AND ALL OF ITS SUBPARAGRAPHS ARE PROVIDED ONLY TO PVI AND MAY NOT BE PASSED THROUGH TO PVI OR CUSTOMERS IN RSI'S NAME.



5. Duties of RSI.
   --------------

       5.1 RSI shall make available as a part of the license herein granted to PVI any and all Enhancements and Revisions to the Licensed Software developed by RSI during the term of this Agreement. It is specifically agreed and understood that RSI will work diligently toward the completion of Enhancements to the Licensed Software currently underway which will accomplish portage to certain Sun hardware.

       5.2 The parties contemplate that during the course of this Agreement PVI may have customers desiring Enhancements, debugging or wishing to obtain portage to other types and models of computers which require access to the elements of source code retained by RSI. In such case, it is agreed that, upon specific request by PVI, the parties will go forward in accordance with the following procedure.

         5.2.1 Upon receipt of such request pertaining to a "debugging" of existing Licensed Software, RSI shall undertake to perform such debugging, exercising its best efforts to accomplish said process within sixty (60) days, at no charge to PVI.

         5.2.2 Upon receipt of a request from PVI calling for the design and implementation of Enhancements or for portage to a different manufacturer or type of CPU, RSI shall undertake, either using its existing personnel or through outside consultants, to accomplish said portage within a mutually agreeable reasonable time, taking into account the difficulty of the project and the custom in the industry. In such event, RSI shall charge PVI a reasonable fee for such service in accordance with industry practice, and PVI shall provide RSI with access to such equipment as may be necessary to accomplish the requested work.

         5.2.3 In the event that RSI is unable to perform the requested debugging service within the 60-day period noted above or in the event RSI is unable to perform the Enhancement or portage requested within a reasonable time as noted above, RSI shall permit PVI to designate a consultant to undertake such activities. To the extent that such consultant requires access to the source code underlying the Licensed Software, said consultant shall be required to execute a rigorous security and confidentiality agreement protecting RSI's rights to said software. It is agreed and understood that PVI personnel may serve as the consultant, provided that PVI and the individual PVI employees execute appropriate security and confidentiality agreements as specified by RSI. PVI shall bear the sole cost of such consulting activities, including but not limited to all of PVI's internal costs for employees, and external costs for third-party consultants.

         5.2.4 It is agreed and understood by the parties that RSI shall be the sole and exclusive owner of all inventions, software modifications or other proprietary rights in and to the results of any debugging, Enhancements or portage project as contemplated in this Section 5.

       5.3  Limited Disclosure of Source Code. The parties have agreed that, in
            -----------------------------------
            order to permit PVI to undertake the design of certain Enhancements or products complementary to the Licensed Software and to service PVI Customers in accordance with its marketing objectives, it will be necessary for RSI to disclose to PVI certain portions of the source code of the Licensed Software. The specific elements of the source code to be disclosed pursuant to this Paragraph are set forth specifically in Exhibit B hereto. With the exception of permitted limited disclosure of source code relating only to device drivers addressed in Paragraphs 2.7 and 3.4 above, PVI hereby agrees to strictly maintain the confidentiality of such disclosed elements of the source code and exercise security procedures and other precautions as it would utilize in protection of its own trade secrets. Provided that PVI complies with these and the other confidentiality provisions set forth in Section 8 and its subparagraphs below, it shall be deemed to have for the term of this Agreement a nonexclusive license to use such elements of the source code solely in connection with its internal efforts to develop Enhancements to the Licensed Software and service PVI Customers.

       5.4  RSI Support to PVI.
            -------------------

         5.4.1 During the first six (6) months of this Agreement, RSI will provide 48 person/hours of orientation-training consultations to PVI to assist in the start-up process at no cost to PVI.

         5.4.2 Commencing on October 1, 1988, RSI will provide up to ten (10) hours per month of consulting time to PVI, upon ts request, at RSI's then-current standard consulting rate.

6.   Duties of PVI. It is agreed and understood that PVI shall have the
     ---------------
     following duties as the exclusive distributor for the Licensed Software and as a non-exclusive licensee of the Licensed Software.

       6.1 PVI agrees to diligently market and sell sublicenses of the Licensed Software either under the trademark IDL or under its own private label. It is agreed and understood that PVI may package or bundle the Licensed Software witn other products or Enhancements or sell it independently. For the purpose of interpreting this Agreement, "diligence" shall be defined as meeting the minimum royalty standards set forth in Paragraph 7.3 hereafter. However, failure to meet such minimums snail not be deemed a breach of this Agreement, and only those consequences set forth in Paragraph 7.3 shall ensue from such failure.

       6.2 PVI agrees to exercise its best efforts to provide service to its customers and, in doing so, maintain high standards of timeliness, business ethics and financial responsibility as would customarily be expected in the software industry.

7.   Consideration. The parties agree that the following payments shall be made
     ---------------
     to RSI by PVI as consideration for the grant of rights set forth in this Agreement.

       7.1 Initial License Fee. PVI shall pay to RSI on the date of execution of this Agreement by both parties, the sum of fifty thousand dollars ($50,000.00). Said $50,000.00 shall be a non-refundable, one-time only initial payment and shall be offsetable only against the required minimum royalty to maintain exclusivity as set forth in Paragraph 7.4 below et seq. below.
                                -- ---

       7.2 PVI agrees to pay to RSI a royalty on sales of sublicenses of each product (to end-users or permitted resellers) of PVI, whether said product is solely the Licensed Software or whether it is a bundled product incorporating in whole or in part the Licensed Software. Said royalty shall be as follows:

            7.2.1 PVI shall pay to RSI a royalty of seventeen (17) percent of gross revenues received from the sale (full sale price) of sublicenses of all PVI products incorporating the Licensed Software.

            7.2.2 With respect to all currently existing clients of RSI to whom PVI sells sublicenses of products incorporating in whole or in part the Licensed Software during the term of this Agreement, PVI shall pay an additional eight (8) percent of gross sales revenue received, resulting in a total royalty to RSI on sales to such PVI customers of twenty-five (25) percent of gross revenues received. The agreed-upon list of such customers which defines the appropriate purchasing unit or entity is set forth in Exhibit C hereto. Certain customers (Naval Research Labs, MIT Lincoln Labs, Lawrence Livermore National Labs, and NASA-Goddard Space Flight Center) are identified in Schedule C as having no specific purchasing unit or entity. For these, PVI will pay the 8% additional royalty on all revenue received hereunder through june 30, 1990. Thereafter, the 8% royalty shall not apply to any revenue received from those customers.

          7.2.3 All such royalty payments shall be due on a quarterly basis within thirty (30) days after the close of each calendar quarter. Thus, during the term of this Agreement, reports and payments of royalty shall be due and payable on or before each March 30, July 30, October 30, and January 30.

7.3  Minimum Royalty to Maintain Agreement. The parties agree that, in the event
     ---------------------------------------
     that PVI shall fail to pay the minimum royalty set forth in this Paragraph, RSI may, in its sole discretion, terminate this Agreement. The minimum royalty to maintain this Agreement shall be fifty thousand dollars ($50,000.00) for each year of the Agreement, payable at a minimum of $12,500.00 on each quarterly reporting date. Each calendar year shall be treated independently, and no cumulative consideration shall be made in determining each year's $50,000.00 minimum. It is agreed and understood that, in order to accommodate a start-up period for this arrangement, the first minimum royalty period shall begin on July 1, 1988 and end on December 31, 1989. Thus, the minimum royalty figure applicable to this first, enlarged royalty period shall be $75,000.00, payable in quarterly amounts of $12,500.00. The parties agree that RSI's sole recourse in the event of failure by PVI to reach the minimum royalty requirements of this Paragraph shall be termination of this Agreement.

7.4  Minimum Royalty to Maintain Exclusive Distribution Rights.
     ----------------------------------------------------------

          7.4.1 The parties agree that, in order to maintain its rights as exclusive outside distributor of the Licensed Software under the terms of this Agreement, PVI must make the minimum royalty payments to RSI set forth below:

    Effective Date - December 31, 1989
    (last quarter payable January 30, 1990)       $200,000.00

    January 1, 1990 - December 31, 1990
    (last quarter payable January 30, 1991)       $300,000.00

    January 1, 1991 - December 31, 1991
    (last quarter payable on January 30, 1992)    $450,000.00

    January 1, 1992 - December 31, 1992
    (last quarter payable January 30, 1993)       $450,000.00

    January 1, 1993 - December 31, 1993
    (last quarter payable January 30, 1994)       $500,000.00

                 Thus, by way of explanation, in order to maintain exclusivity during the last year of this Agreement commencing on January 1, 1994 and ending December 31, 1994, PVI must have paid to RSI a minimum of $500,000.00 in royalties for the previous year, the? last payments for which would have been made in the? January 30, 1994 Installment.

          7.4.2 It is agreed and understood that the $50,000.00 initial licensing fee, payable in accordance with Paragraph 7.1 hereof, shall be credited toward the first minimum royalty period to maintain exclusivity. Thus, the first minimum royalty to maintain exclusivity shall be $150,000.00.

          7.4.3 The parties agree that, in the event that PVI fa??? short of its minimum royalty payment in any given year, its exclusivity right shall not be subject t: forfeiture if the sum of the short year plus the prior year is equal to or greater than the total minimum royalty to maintain exclusivity for those years combined as per this schedule.

          7.4.4 It is agreed and understood that forfeiture of exclusivity rights hereunder shall not occur automatically upon failure to meet the minimum royalty provisions hereof, but shall be at the sole option of RSI. In the event RSI elects to revoke such exclusivity rights pursuant to the terms hereof, it shall provide PVI with notice of its intention to so revoke within sixty (60) days after receipt of the January 30 royalty payment for the preceeding period. Receipt of said notice by PVI shall have the effect of immediately revoking the exclusivity provisions. Revocation of such exclusivity rights shall be RSI's sole remedy for PVI's failure to make these minimum royalty payments.

     7.5  Minimum Per-Unit Royalty. As further security for its economic return
                           -------
          for the granting of rights hereunder, the parties agree that, regardless of the 17 or 25 percent royalty structure set forth in Paragraph 7.2, et seq., hereof, PVI's royalty payments to RSI will not
                            ------
          be less on a per-unit basis than those minimums set forth in Exhibit D hereto. It is understood that this per-unit minimum royalty is to be calculated on the basis of each individual sale of a unit of Licensed Software and is not to be calculated as an average.

                                      lO

     7.6 PVI agrees that it will make available to customers of RSI, upon their request, any Revision, Enhancement or product complementary to the Licensed Software which it makes available to its own customers. In the event any such sale originates with RSI, PVI agrees to pay to RSI a conmmission of twenty (20) percent of the gross sales revenues received.

     8.   Confidential Information.
          -------------------------

     8.1 Both parties acknowledge that a confidential relationship exists between them and that certain information to be provided by each party pursuant to this Agreement is proprietary to that party. All Licensed Software and other written or oral information received pursuant to this Agreement, which is designated in writing by the disclosing party to be confidential information shall be and remain solely the property of that party, and the receiving party agrees to hold such information in confidence during the term of this Agreement and thereafter. The receiving party agrees not to disclose to others or to use any confidential information for its own benefit, except as authorized herein or in writing by the disclosing party. Both parties further agree not to use each other's proprietary information or the proprietary concepts herein for any purpose other than the implementation of this Agreement.

     8.2 Confidential information shall not include, and this Section shall not apply to, information that:

          a) was in a party's possession and was known to that party prior to its receipt from the other party; or

          b) is developed by a party, an end-user or a permitted reseller of that party totally independent of confidential information received hereunder; or

          c) is or becomes public knowledge without default of a party, or its customers; or

          d) is provided by a third party with no breach of any agreement or duty of non-disclosure.

     8.3 Each party acknowledges that any breach of the confidentiality requirements of this Agreement is likely to cause damage, the amount of which will be difficult to ascertain. The receiving party, therefore, agrees that, in the event of breach of this provision, the disclosing party shall be entitled to injunctive relief in addition to any other relief appropriate at law. Each party agrees that any publication or disclosure of confidential proprietary information hereunder to unauthorized parties could cause irreparable harm to the other party.

     8.4 The provisions of this Section and all of its subparagraphs shall survive the term of this Agreement.

9.   Proprietary Notices.
     --------------------

     9.1 PVI agrees to affix appropriate notices or warnings to Licensed Software describing RSI's proprietary rights thereto in accordance with Paragraph 2.5. PVI will not alter or remove or permit to be altered or removed any notices of copyright or proprietary rights or identification, which indicates RSI's proprietary rights in the Licensed Software from any part of the Licensed Software provided to PVI in any form. The parties agree that these notices may be modified from time to time by mutual consent of the parties. With respect to any contracts with the United States Government, PVI agrees to take appropriate steps to prevent public disclosure of RSI confidential information, including without limitation, by complying with notice requirements set forth in recently amended federal procurement regulations including but not limited to, FAR 52.227-14, DFARS 252. 227-7013, or other applicable agency clause.

     9.2 Acknowledgement of Rights PVI acknowledges that the Licensed Software and RSI's Revisions and Enhancements in the original object form and copies thereof, in whole or in part, whether or not such copies are made by RSI or any other party, and the original source code for the Licensed Software and RSI's Revisions and Enhancements, and all copyright, patent, trade secret and other intellectual property and other proprietary rights therein, are the valuable and exclusive property of RSI and will endeavor, in good faith, to protect said proprietary rights of RSI in performance of this Agreement.

     9.3  Unauthorized Acts. PVI shall notify RSI immediately of the
          -------------------
          unauthorized possession, use or knowledge by third parties of any items or information provided to PVI hereunder. PVI will promptly furnish full details of such possession, use or knowledge to RSI and will cooperate with RSI in any litigation against third parties as may be deemed necessary by RSI to protect its proprietary rights.

10.  Term. With the exception of the grant of a license to PVI to use the
     ------
     Licensed Software internally as an end user and to service PVI Customers, this Agreement, including but not limited to, all rights to distribute and sublicense the Licensed Software hereunder shall expire at 5:00 p.m., Mountain Standard Time, on December 31, 1994 unless extended by mutual agreement. This Agreement may be otherwise terminated as follows:

     10.1 This Agreement may be terminated by either party hereto upon providing sixty (60) days written notice to the other party in the event of any material breach or nonperformance of that party's duties under this Agreement. In the event of such notice, the sixty (60) days following receipt of such notice shall be considered a curative period. Failure on the part of the recipient party to cure the breach or nonperformance within the 60-day period shall result in the effective termination of this Agreement at 5:00 p.m. on the sixtieth day following receipt of such notice.

     10.2 Either party may terminate this Agreement upon ten (10) days written notice in the event of the insolvency of the other party or declaration of bankruptcy or admission in writing of inability to pay its debts or the making of any assignment for the benefit of creditors.

     10.3 The parties agree that a meeting will be held during the first calendar quarter of 1994 for the purpose of conducting good faith negotiations toward extension of this Agreement under whatever economic and non-economic terms the parties may believe at that time to be appropriate. RSI acknowledges that PVI may wish to commence such negotiations toward extension even further in advance of the expiration date and shall endeavor to accommodate any reasonable request by PVI to enter into such negotiations at an earlier date.

11.  Rights and Duties Upon Termination. Upon termination of this Agreement for
     ------------------------------------
     any reason, the parties agree as follows:

     11.1 Within ten (10) days of such termination, PVI shall provide a written certificate to RSI specifying that it has returned or destroyed all unsold Licensed Software including documentation to RSI and that immediately upon termination it discontinued all marketing and sales activities with respect to the Licensed Software.

     11.2 The provisions of Section 8 hereof and its subparagraphs with respect to confidentiality of the Licensed Software and the parties' obligations of nondisclosure, as well as the provisions of Section 13 and 14 hereof and their subparagraphs, shall survive any such termination.

     11.3 Within ninety (90) days following any such termination, PVI shall provide a full accounting to RSI specifying the final revenue and royalty figures so as to wrap up the financial arrangements between the parties. Said report shall be accompanied by a final royalty payment, unless collections are made thereafter by PVI, in which case the obligation to pay the appropriate royalty shall be ongoing.

     11.4 The parties agree that, upon such termination, each will collect and return any confidential information or documentation in whatever form owned by the other party (excluding that which is retained by PVI under Paragraph 11.6).

     11.5 Upon expiration or termination of this Agreement, the Licensed Software may not be further sublicensed by PVI without prior written consent of RSI. Such expiration or termination shall not, however, affect any PVI Customer's right to continue to use the Licensed Software in accordance with the terms of the approved sublicense agreement contemplated herein.

     11.6 Following termination of this Agreement except as the result of bankruptcy or insolvency under Paragraph 10.2 hereof, PVI shall be entitled, at its request, to continue to use the Licensed Software solely on its computers and on its property, and to service its Customers, provided that PVI execute the standard RSI end-user agreement.

12.  Payments, Reporting and Taxes.
     ------------------------------

     12.1 All royalty fees required by this Agreement shall accrue and be payable at the time that PVI receives payment on related revenues. All payments shall be made to RSI in U.S. dollars. The term "gross revenues" shall mean all monies received from sales of Licensed Software or products incorporating the Licensed Software without any deductions for expense, shipping, taxes or any other cost incurred by PVI.

     12.2 PVI shall include with each royalty payment as specified herein a written statement showing the computation of accrued royalty fees payable hereunder for the preceeding quarter as set forth in Exhibit F.

     12.3 PVI shall keep accurate records relating to its marketing and sales pursuant to this Agreement. RSI, through its authorized agents, shall be afforded access to and may inspect such records upon reasonable notice and at such reasonable time as may not unduly inconvenience PVI. In the event any such inspection of PVI accounting records reveals an underpayment of royalties to RSI in excess of five (5) percent, PVI shall pay the reasonable cost to RSI of conducting such inspection or audit. Any late payments of royalties, whether by accounting error or otherwise, shall bear interest at the rate of the prime rate at the First Interstate Bank of Denver, plus four (4) percent, as of the date such original payment was due.

     12.4 PVI shall be liable for all such taxes, however designated, levied or based on PVI's possession, use, sublicensing or sale of the Licensed Software or any product incorporating the Licensed Software, but shall not be responsible for any United States federal or state income taxes imposed on RSI. If any sales or use tax is due or should ultimately be assessed against RSI in connection with this Agreement by and taxing authority, PVI agrees immediately upon demand by RSI to pay to RSI an amount equal to the tax due or assessed. If PVI in good faith desires to contest sales or use tax liability hereunder, PVI may do so at its own expense, holding RSI harmless for same.

13.  Indemnification.
     ----------------
     13.1 RSI shall indemnify PVI and hold it harmless against all claims, liabilities and costs, including reasonable attorneys fees, arising out of or in connection with any claim by any person or entity that the Licensed Software as defined in this Agreement (including RSI's Revisions and Enhancements) infringes any patent, copyright or trade secret, provided, however, that PVI shall give prompt written notice of any such claims to RSI and RSI shall control the defense and settlement of any such claims or suit. In any litigation to which PVI is a party, it shall be entitled to be represented at its own expense by counsel of its own selection. PVI shall cooperate fully in the defense of the claim or suit. RSI may settle any such claim or suit on the basis of substitution for the licensed Software and support materials, alternative substantially equivalent programs and support materials, or on the basis of a cross-licensing arrangement with claimant permitting PVI to continue its use and sale of allegedly infringing or infringed products. It is agreed and understood that RSI shall not be responsible for and this indemnification shall not apply to any PVI Enhancements, Revisions or product complementary to the Licensed Software or any infringement action or suit resulting from PVI's modification of the Licensed Software or incorporation of the Licensed Software in whole or in part in a bundled product of PVI.

     13.2 PVI shall indemnify and hold RSI harmless against all claims, liabilities and costs, including reasonable attorneys fees arising out of or in connection with any claim by any person or entity (other than for infringement of the intellectual property rights inherent in the Licensed Software), which relate to use of any copy of the Licensed Software provided under this Agreement or which relate to any act or action of PVI, its employees or representatives in performance of this Agreement. RSI shall promptly notify PVI in writing of any such claim or suit and PVI shall be permitted to fully control the defense and any settlement of such claim or suit. RSI may appear at its own expense through counsel of its choice.

14.  Dispute Resolution and Limitation of Remedies. The parties agree that all
     -----------------------------------------------
     disputes concerning application or interpretation of this Agreement including, but not limited to, termination by either party as specified herein, shall be resolved by mandatory expedited arbitration as set forth below.

     14.1 In the event of disagreement or dispute, the aggrieved party may require arbitration by providing written "notice of dispute" to the other party. The aggrieved party shall have the responsibility of notifying the arbitrator noted below, who shall convene a hearing within ten (10) days of the arbitrator's receipt of said notice. The hearing shall be held in the metropolitan Denver area at a location agreeable to both parties, but not in the office of or workplace of either party.

     14.2 In the event of unavailability of all of the designated arbitrators set forth below, the arbitrator shall be chosen by mutual agreement of the parties, or, if no agreement can be reached, by use of the procedures of the American Arbitration Association.

     14.3 A final decision in writing of the arbitrator shall be issued within ten (10) days of the close of the hearing on the matter.

     14.4 The arbitrator for resolution of the disputes under this Agreement shall be as follows:



       John Soma
       University of Denver School of Law
       7039 E. 18th Ave.
       Denver, Colorado 80220

       First Alternate:
       Edward Pringle
       Chief Justice (Ret.)
       Colorado Supreme Court
       University of Denver School of Law
       7039 E. 18th Ave.
       Denver, Colorado 80220

       Second Alternate:
       Marshall Snider
       1160 Milwaukee Street
       Denver, Colorado 80206

     14.5 The arbitrator shall have full power to decide the dispute presented, including the power to order affirmative or negative injunctive relief, and he may award actual damages to the prevailing party, if any. The arbitrator shall award reasonable attorneys fees and the costs of the arbitration, if he deems it appropriate, to the prevailing party; if not, the costs shall be split equally by the parties. Except for breach of its confidentiality obligations hereunder, PVI's liability in the aggregate shall be limited to the attorneys fees, costs and actual damages payable under this Agreement, plus interest for late payment. PVI's sole and exclusive remedies for any damage or loss in any way connected with any software or services furnished by RSI, whether by RSI's breach of warranty, negligence or any breach of any other duty hereunder, shall be attorney's fees, costs and actual damages as may be awarded under this Agreement. With the exception of PVI's confidentiality obligations to RSI hereunder, neither party shall be liable to the other or to any other person or entity for any special, indirect, incidental, punitive, consequential, or speculative damages of any character, including without limitation, damages for loss of future profits, good will, work stoppage, computer failure or malfunctions or any other non-actual damage or loss. However, PVI shall be liable for such indirect damages for breach of its confidentiality and non-disclosure obigations only subsequent to its acquiring access to source code under Paragraphs 5.2.3 or 16.2 hereof, and such liability exposure shall cease upon PVI's exercise of its option under Paragraph 16.3 hereof.

     14.6 The parties intend the results of the arbitration procedure set forth above to be final and binding. Either party may, however, commence civil litigation if dissatisfied with the results of the arbitration, but the sole basis for overturning such arbitrator's decision shall be that it was arbitrary and capricious.

     14.7 All of the dispute resolution provisions of this Section 14 of the Agreement and its subparagraphs shall survive termination hereof for any reason.

15. PVI's Security Right. In the event of an occurrence causing the substantial inability or failure of RSI or its successor to perform its functions under this Agreement, PVI shall have the right to gain access to the fully-commented source code for the Licensed Software. In order to accomplish this purpose, RSI shall place a copy of the said source code and shall maintain updated versions thereof in an escrow account with a prominent Colorado bank of RSI's choosing pursuant to an escrow agreement reasonably satisfactory to the parties. The source code so escrowed will be deposited within thirty (30) days of the date of execution of this Agreement and shall be updated by RSI a minimum of once per year.

     Said Trustee Bank shall be given express written instructions by RSI to give PVI access to said source code (including the right to make a copy thereof) in the event of such an incapacitating event befalling RSI or its successor. It is agreed and understood that this security right shall not be effective unless a successor to RSI is also substantially unable or substantially fails to to perform its functions under this Agreement.

16.  Option to Purchase License to Source Code. PVI shall have an option
     -------------------------------------------
     exercisable at any time during the term of this Agreement to purchase a copy of the source code underlying the Licensed Software under the following terms and conditions.

     16.1 Said option shall be exercisable by providing written notice at any time during the term of this Agreement.

     16.2 For a price of two and one-half million dollars, ($2,500,000.00) payable in cash or certified funds, RSI will provide a copy of the full and complete, fully-commented source code to the Licensed Software, together with any Revisions or Enhancements made to the date by RSI, which transfer shall be in the form of a perpetual non-exclusive license to use and sublicense the said Licensed Software.

     16.3 PVI shall have the additional option, exercisable at any time during the term of this Agreement by payment of the additional sum of one million dollars ($1,000,000), payable in cash or certified funds, to become the exclusive distributor for a perpetual term of the above-referenced Licensed Software. It is understood, however, that said "exclusivity" shall not preclude RSI or any of its successors from continued use, marketing and sale of the Licensed Software.

     16.4 In the event of the exercise of such option, the use of the source code (other than device drivers as specified in Paragraphs 2.7 and 3.4 hereof) shall be limited to PVI and its successors and may not be assigned or sublicensed by PVI to other third parties, with the following exceptions:

          PVI may disclose all such source code except a kernel (as identified in Exhibit G) of the Licensed Software to its end-user customers solely for the purpose permitting their internal use of the Licensed Sotware. Such disclosure shall not be made to any reseller or hardware manuafacturer, and such disclosure shall not include comments to the source code. Such disclosure will be expressly conditioned upon written agreement by the customer that it will not use the disclosed source code to independently manufacture software for commercial sale or licensing so as to compete with RSI. The confidentiality provisions hereof shall apply to any such conveyance of source code hereunder.

     16.5 The exercise of the option to purchase the source code, as stated herein, shall automatically result in the termination of this Agreement and neither party shall have any further obligations hereunder except those specified as surviving termination.

17.  Use of Trademark. PVI shall have the right to use the trademark, IDL, owned
     ------------------
     by RSI on or in connection with the sale of the Licensed Software. The manner of display of the trademark and its relation to any private label mark developed by PVI and used in conjunction with RSI's trademark will be subject to the consent and approval of RSI, which shall not be unreasonably withheld. RSI shall have the right of reasonable inspection so as to exercise reasonable control over the nature and quality of the goods upon which its trademark appears.

18.  Miscellaneous.
     --------------

     18.1 Binding Effect This Agreement shall be binding upon and inure to the
          ---------------
          benefit of the parties hereto and their successors by reorganization, merger, consolidation or otherwise.

     18.2 Assignment. Neither party shall have the right to assign all or any
          ------------
          portion of its rights and obligations under this Agreement without the express written consent of the other party. It is agreed, however, that either party may assign its rights and duties hereunder, in whole or in part, to a wholly-owned subsidiary corporation.

     18.3 Complete Agreement. This Agreement supercedes all prior agreements and
          --------------------
          understandings between the parties relating to the subject matter hereof and oral, written or other communications relating to this Agreement, and is intended by the parties as a complete and exclusive statement of the terms of this Agreement.

     18.4 No Relationship. Nothing contained in this Agreement shall be
          -----------------
          construed as creating a joint venture, partnership or employment relationship between the parties hereto.

     18.5 Modification. No modification, addition to or waiver of any right,
          --------------
          obligation or default shall be effective unless in writing and signed by the parties against whom the same is sought to be enforced.

     18.6 No Waiver. One or more waivers of any right, obligation or default
          -----------
          shall not be construed as a waiver of any subsequent right, obligation or default.

     18.7 Severability. Should any provisions of this Agreement or any portions
          --------------
          thereof be found to be invalid by any court of competent jurisdiction, the remainder of this Agreement shall, nonetheless, remain in full force and effect to the extent permitted by law.

     18.8 Governing Law. All questions concerning the validity, interpretation,
          ---------------
          performance of any of the terms or provisions hereof, Or any of the rights or obligations of the parties hereto shall be resolved in accordance with the mandatory arbitration procedures set forth herein. To the extent such arbitrator must rely upon principles of law, the law of the State of Colorado shall apply.

     18.9 Exhibits. All references herein to exhibits are to the exhibits
          ----------
          attached hereto which are hereby specifically incorporated by reference into this Agreement.

     18.10 Headings. All headings and captions used herein are for convenience
           ----------
           only and shall in no way affect the construction and interpretation hereof.

     18.11 Counterparts. This Agreement may be executed in two counterparts,
           --------------
           each of which shall be deemed an original, but all of which shall constitute one and the same instruments.

     18.12 Notices. Any communication required or permitted to be given by
           ---------
           either party, unless otherwise provided herein, shall be in writing and shall be deemed given when personally delivered or three days after deposit in the United States mail, first-class, certified mail, return receipt requested, postage prepaid and addressed to the party to be notified at the address set forth below.

           RESEARCH SYSTEMS, INC.
           2021 Albion Street
           Denver, Colorado 80207
           ATTENTION: David Stern, President

           PRECISION VISUALS, INC.
           6260 Lookout Road
           Boulder, Colorado 80301
           ATTENTION: Contracts Manager

     THE PARTIES have caused this Agreement to be executed by their duly authorized and empowered officers on the dates set forth below, effective, however, on the Effective Date above stated.

                                    RESEARCH SYSTEMS, INC.


DATE: April 22, 1988               BY: /s/ David M. Stern


                                    PRECISION VISUALS, INC.


DATE: April 22, 1988               BY: /s/ James Warner

                                   EXHIBIT B
                      SOURCE CODE MODULES SUPPLIED TO PVI



VAX VMS Modules

--------------------------------------------------------------------------------
contour.for               dashline.for              drawax.for
fmtnumb.for               hosgen.for                metacode.for
plot.for                  plot_params.for           polyfill.for
ployfillp.for             setxy.for                 start_display.for
surface.for               tvmov.for                 usersym.for
bytsel.mar                common.mar                fixscl.mar
idlfort.mar               idlmacro.mar              kwrdtb.mar
tkplot.mar                transfer.mar              utilm.mar
vtplot.mar
--------------------------------------------------------------------------------

VMS Device Driver Sources

--------------------------------------------------------------------------------
aed                       args                      calcomp
chroma jet                deanza                    dicomed
fg100q                    gpx                       grinnell
houston instrument        hewlett packard           iis
ivax                      jupiter                   kyocera
DEC Sixel graphics        metheus                   ramtek
raster technologies       Tektronix 4115            versatec
Postscript                parallax                  qms
--------------------------------------------------------------------------------

SUN Modules

--------------------------------------------------------------------------------
basic.h                   config.h                  contour.c
devtab.c                  graphics.c                graphics.h
graphics_ps.c             graphics_sun.c            graphics_tek.c
hersh.h                   hershey.c                 idldef.h
idlmacros.h               message.c                 message.h
msg_arr.c                 msg_codes.h               plot.c
plot.h                    plot_rtns.c               polyfill.c
surface.c                 sysnames.tbl

                                   Exhibit D
                                   ---------

     Minimum Royalty to RSI Based on Number of CPUs Licensed in a Single
          Purchase Order

A. Minimum Royalty Figures for Current Products
   ---------------------------------------------

IDL VAX/VMS Royalty Computation


DEC Hardware                     1 Unit
------------                     ------

MicroVAX 2000                   $ 306.00
(incl. VAXstation 2000)

MicroVAX I and II               $ 425.00
(incl. VAXstation IIs

VAXstation 3200                 $ 548.25

Other MicroVAX 3000s            $ 671.50
(incl. VAXstation 3500
and Minis thru 11/750)

VAX 780, 8200-8550              $ 841.50

VAX 8600 and up                 $1096.50

For all VAXstations:
     Windows Graphics           $  76.50
     Imaging Option             $  76.50
     (VAXStation imaging
     option requires
     windows graphics option)

Imaging Option on all
timeshared VAXes per
Device Type                     $ 297.50

Each Hardcopy Device Driver     $  42.50

B. Minimum Royalty Figures for Sun Products Under Development
   ----------------------------------------------------------

IDL Sun Royalty Computation (includes the windows graphics option, the imaging option, and the Postscript Hardcopy Device Driver

Sun Hardware                 1 Unit
------------                 ------
Sun 3/50, 3/60             $ 374.00

Sun 3/100, 3/200           $ 501.50

All Sun 4s                 $ 671.50

Each Additional Hardcopy
 Device Driver             $  42.50

C.   New Products
     ------------

     Minimum royalty figures for future RSI-developed Enhancements or Revisions, or for additional computer models not already specified in A and B above that do not constitute new products under Paragraph 2.8 for of this Agreement, shall be reasonably set by RSI in a manner consistent with the process used to establish the figures set forth in this Exhibit.

D.   Volume Discount Schedule
     ------------------------

     For multiple CPUs licensed in a single purchase order, PVI's minimum royalty to RSI will be computed as a function of: 1) the single quantity minimum royalty; and 2) the number of CPUs being licensed. The royalty schedule for such volume purchases is given below where 'n' is the number of CPUs being licensed:

     quantity                                               Multiples of single unit royalty payment
     --------                                               ----------------------------------------
     n = 1       1.0
     2 less than or equal to n less than or equal to 4             1.0 + 0.75 X (n - 1)
     5 less than or equal to n less than or equal to g            3.25 + 0.60 X (n - 4)
     10 less than or equal to n less than or equal to 24         5.085 + 0.50 X (n - 9)
     25 less than or equal to n less than or equal to 99       12.225 + 0.45 X (n - 24)
     n greater than or equal to 100                             43.56 + 0.40 X (n - 99)

     For purposes of example, the minimum royalty to RSI for multiple CPUs licensed in a single purchase order on a VAXstation 3200 would be:

     Quantity            Minimum Royalty
     ----------          ---------------

     1                   $   548.25
     4                     1,781.81
     9                     3,426.56
     25                    6,949.07
     99                   25,205.79
     200                  46,031.07

E.   RSI Client Premium Royalty
     --------------------------

     Sales to currently existing clients of RSI at time of execution of this Agreement (Schedule C): Increase the above minimum royalties by a factor of
     1.47. (Note exception in Paragraph 7.2.2).

F.   Increase in Minimum Per Unit Royalty
     ------------------------------------

     Beginning with the royalty year January 1, 1990 to December 31, 1990, and each year thereafter, RSI may increase the minimum per unit royalty figures set forth in this Exhibit D by an amount commensurate with RSI's own price increase to its customers, which increase shall not exceed 10% or the annual increase in the cost of living, whichever is higher. The cost of living figures shall be derived from the published reports of the Bureau of Labor Statistics for urban workers in the United States. RSI shall provide written notice of such minimum per unit royalty increase during the first 30 days of each such royalty year beginning on January 1, 1990.

                          SOFTWARE LICENSE AGREEMENT

                                                          (TO BE ENTERED BY PVI)
                                                          ----------------------

LICENSE.                              LICENSE AGREEMENT NUMBER:       LICENSEE
                                      -------------------------

In consideration of the valuable promises and mutual covenants contained herein, Precision Visuals. Inc ("PVI") and the above-identified Licensee agree as follows:

1.   DEFINITIONS

For the purposes of this Agreement, the following are defined terms:

A) "Software" shalt mean the proprietary computer programs licensed and delivered hereunder, whether in object code or source code, including any enhancements. corrections, revisions, updates, upgrades or modifications provided by PVI during the term of this Agreement.

B) "Documentation" shall mean the visually readable support materials which are provided for use in connection with the Software.

C) "Designated System" shall mean the computer system(s), under the control of Licensee, on which use of the Software is authorized and which is/are identified on Schedule(s), one or more of which may from time to time be incorporated into this Agreement.

D) "Modified Programs" shall mean: (i) the Software to which Licensee has made any authorized modifications and/or (it) any computer programs created by Licensee which contain any portion of the Software, including but not limited to updated programs, derive-rive programs. or application programs.

2.   GRANT

A) Subject to the terms and conditions contained herein, PVI grants to Licensee a non-transferable, non-exclu-sivelicense for the use of the Software and Documentation specified in the attached Schedule(s).

B) The Software shall be used by Licensee only on the Designated System and solely for its own internal business purposes. No right is granted for the use of the Software by any party other than Licensee.

C) A single back-up system may be used as a substitute for the Designated System without notice to PVI during any time when such Designated System is inoperative because it is malfunctioning or undergoing repair, maintenance, or other modification. Any other changes in the CPU manufacturer, CPU model number, CPU serial number, or installation site of the Designated System must be communicated to PVI in writing within 30 days of any change Licensee agrees to pay any fees required by PVI for transfer or upgrade of the license if so communicated, and if such fees have been paid, the license to use the Software will be considered so transferred.

D) All ownership rights in the Software shall be retained by PVI or its licensors, subject only to the specific rights granted to Licensee under this Agreement. All copies of the Software provided by PVl or made by. Licensee, including partial copies within Modified Programs, are the property of PVI and may not be distributed by Licensee without PVI's prior written consent. Nothing in this Agreement shall be construed as giving Licensee the right to sell, assign, or in any other manner transfer or encumber PVI's or its licensors' ownership of the Software and Documentation. Any modifications or additions tothe Software made by Licensee shall not reduce PVI's or its hcen-sors' rights or the responsibilities of Licensee hereunder.

E) Licensee may modify any Software, except the typefaces supplied with DI-Textpro, for its own use and may merge the Software into other program materials to form Modified Programs, provided that. upon termination of this Agreement, the Software will be completely removed from the Modified Programs and treated as if permission to modify had never been granted. The use of any portion of the Software in a Modified Program is authorized only on the Designated System. and shall remain subject to all of the terms of this Agreement.

3.   CONFIDENTIAL INFORMATION

A) PVI and its licensors regard the Software and Documentation (where such is marked as confidential), in any form including listings, magnetic tapes and floppy disks, as well as the ideas and concepts incorporated in such Software and Documentation. as confidential to and a trade secret of PVI and its licensor.

B) License agrees to hold the Software and Documentation in confidence and. except as expressly provided herein, agreed not to publish, disclose or use any such confidential information without prior written permission from PVI Licensee agrees that access to the Software. Documentation, or portions thereof, in any form, shall be provided only to those of Licensees employees and independent contractors who are required to have access to the Software and Documentation for purposes specifically related to Licensee's permitted use of the Software Licensee shall inform all such individuals of the confidential nature of the information and the restrictions on its publication, diSClOsure and use, and such persons shall be bound by the terms and conditions of this Agreement.

C) Confidential information shall not include. and this Article 3 shall not apply to, information which (i) was in Licensee's possession and was known to Licensee prior to its receipt from PVI; or (it) is developed by Licensee independent of PVI confidential information or (iii) is or becomes public knowledge without breach of this Agreement, or (iv) is disclosed to Licensee by a third party without violation of any obligation of non-- disclosure.
                                                              (continued ins/de/

     2. PVI shall also provide reasonable written or telephone consultation concerning problems which arise from the use of the Software and which are caused by errors in the Software To assist PVI in diagnosing such errors, Licensee agrees to provide PVI with information sufficient for PVl to duplicate the circumstances under which Such error becomes apparent.

     3. PVI shall make reasonable efforts to provide corrections for errors which are reported by Licensee in the then-current, unmodified version of any Software and which are material to the operation of the Software as a whole.

C) Upon completion of the one-year warranty period, Licensee may elect to continue to receive the above support services by paying PVI's annual Update Service fee in effect at that time. Should Licensee omit payment of an annual Update Service fee, support services can be reinstated by payment of all previous unpaid annual Update Service fees.

D) Support services will be provided only for the latest release of Licensee's version of the Software and may, but need not, be provided if Licensee has, in whole or in part, modified or changed the Software.

8.   TERM AND TERMINATION

A) This Agreement shall continue in full force and effect, unless and until terminated in accordance with this Article 8.

B) Licensee may terminate this Agreement without cause with thirty (30) days written notice to PVI PVI may terminate this Agreement if Licensee fails to cure a violation of any of the provisions of this Agreement within thirty
     (30) days after written notice from PVI.

C) PVI may terminate this Agreement upon written notice to Licensee if Licensee becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceed-rang under any bankruptcy or inSOlvency law, or has liquidated all or a substantial portion of its assets, voluntarily or otherwise.

D) Neither expiration nor termination of this Agreement shall release Licensee from any liabilities or obligations under this Agreement, which liabilities or obligations have accrued and remain to be performed as of the date of such expiration or termination.

E) Upon expiration or termination of this Agreement there shall be no refund, in whole or tn part. of any payments already made, except under the provisions of paragraphs 5A and 5B. Licensee shall remain liable to pay promptly any license fees or Update Service fees which may be due or may have accrued up to the date of expiration or termination.

F) Upon expiration or termination of this Agreement, Licensee shall within thirty (30) days forward written notice to PVI that all Software and Documentation have been destroyed or deleted from any computer libraries or storage and memory devices, and are no longer in use or usable by Licensee.

9.   PAYMENTS AND REPORTING

A) Licensee agrees to pay PVI the license fee, applicable to the Software licensed, within thirty (30) days after the date of the invoice All payments to PVI shall be in U S dollars.

B) Licensee shall pay all taxes, including any sales or use tax, and any related penalties or interest. however designated, imposed as a result of the existence or operation of this Agreement, except any income tax imposed upon PVI by any governmental entity in the United States. All fees specified in this Agreement are exclusive of tariffs, duties, or taxes. If PVI is required to collect a tax to be paid by Licensee, Licensee shall pay such tax to PVl on demand.

10.  MISCELLANEOUS PROVISIONS

A) Licensee agrees that this Agreement and Software license may not be assigned, delegated, sublicensed or transferred without the prior written consent of PVI, except as specifically permitted under paragraph 2C Any attempt to so assign, delegate, sublicense or transfer shall be void.

B) This Agreement supersedes all prior agreements, proposals, representations, and communications between PVI and Licensee relating to the subject matter contained here, rt. In the event of any conflict between this Agreement and any purchase order executed by Licensee or PVI (whether executed before or after this Agreement), this Agreement shall prevail.

C) The headings for each section are stated for convenience only and are not to be construed as limiting.

D) If a part of this Agreement is held unenforceable or invalid or prohibited under law. it shall be stricken from this Agreement and shall not affect the enforce ability of the other parts of this Agreement.

E) Under the terms of this Agreement. only a license relationship has been created. Licensee is not an employee, agent, contractor or representative of PVI Furthermore, nothing contained hereto shall be deemed tO create a joint venture or partnership relationship between PVI and Licensee The respective obligations and rights of PVl and Licensee are specifically limited by the terms of this Agreement Licensee hereby specifically acknowledges it does not have authority to incur any obligations or responsibilities on behalf of PVI.

F) Nothing in this Agreement shall limit PVI from providing similar services, on a non-exclusive basis, to other parties.

G) NO action, regardless of form, arising out of this Agreement may be brought by Licensee more than two years after the cause of action has arisen.

H) Neither path/shall be responsible for delay or failure of performance resulting from acts beyond the reasonable control of such party.

I) All questions concerning the validity, operation, interpretation, and construction of this Agreement will be governed by and determined in accordance with the laws of the State of Colorado Licensee agrees that any suit, action, or proceeding with respect to this Agreement may be brought only in a court of competent jurisdiction in Colorado.

J) When the Software is to be installed outside the United States, Licensee agrees to comply fully with all applicable US Department of Commerce regulations relating to export of technical data.

K) In the event of any dispute arising out of or m any way related to this Agreement, the prevailing party Shall be entitled to recover its attorneys fees as part of the Costs of suit.
                                                              (continued on back

                                   Exhibit F
                                   ---------

PVI's quarterly report shall include the following information for each PVI Customer licensed hereunder:

PVI Customer:

CPU Type:

No. of CPUs by Purchase Order:

Date Revenue Received:

Licensed Software:

Total royalties due:
(including calculation of discounts, if any)

                              Amendment No. 1 to
                  Software License and Distribution Agreement
                              dated April 1, 1988

In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to modify the subject Agreement as follows:



    1. In Paragraph 2.5, add to the end of the first indented subparagraph the following:

          "IDL is a trademark of Research Systems, Inc.'

     Also, add a close quotation mark at the end of the second indented subparagraph.

2. In Paragraph 3.3, change the references to "customer" or "customers" to "PVI Customer" and "PVI Customers".

3.   In Paragraph 7.1, delete the first reference to 'below".

4. In Paragraph 7.2.2, change "PVI customers" in line 7 to "PVI Customers". Also, in line 9, change "customers" to "RSI clients".

5. In Paragraph 16.4, add to the beginning of the second subparagraph the following:

"Upon the exercise of its option under 16.3 above,..."

6.   In Paragraph 17, add to the end the following:

"It is agreed and understood, however, that RSI makes no representation or warranty with respect to its ownership of, or the availability of, the mark ''IX)L", and may discontinue its use of that name at any time."

All other terms and conditions of this subject Agreement not modified by this Amendment No. 1 shall remain in full force and effect. This Amendment No. 1 shall be effective as of the last date of signing below.

ACCEPTED: Research Systems, Inc.             Precision Visuals, Inc.

By:  /s/ David M. Stern                      By:  /s/ Dallas R. Martin

Name:  David M. Stern                        Name:  Dallas R. Martin

Title:  Pres.                                Title:  Counselor & Mgr., Contracts

Date:  5/24/88                               Date:  6/7/88

RSI            RESEARCH SYSTEMS, INCl.

     May 13, 1988

     Mr. Dallas Martin
     Contracts Administrator
     Precision Visuals, Inc.
     6260 Lookout Road
     Boulder, CO 80301

     Dear Dallas:

     Per Exhibit D, Paragraph C, of our agreement, please be advised that the minimum royalty amounts per unit for the following new IDL products are as follows:

                     DEC VAX 6210 and 6220                   $84l..50
                     DEC VAX 6230 and 6240                   $1096.50

     Sincerely yours, David M. Stem

                              Amendment No. 2 to
                  Software License and Distribution Agreement
                              dated April 1, 1988

In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to modify the subject Agreement as follows:

1. In Paragraph 1.g, add to the end "RSI hereby gives its consent to the establishment of Nichimen Corporation of Japan as a permitted reseller hereunder."

2. In Paragraph 2.3, change the word "form" to "forms", and add to the end the following:

          RSI acknowledges and approves of the practice of PVI sending the Licensed Software to its Customer {upon purchase) accompanied by Form E-3, a portion of which the Customer must sign and return within a period of time not exceeding ninety {go) days or the Licensed Software will, by operation of a timebomb device, be rendered unuseable for its intended purpose.

3. In Paragraph 2.7, add to the end: "Any other device drivers delivered to PVI by RSI shall be considered automatically added to Exhibit B."

4. In Paragraph 3.1, add to the end the following:

          Notwithstanding provisions herein to the contrary, RSI grants to PVI the right to provide the following source-code modules listed in Exhibit B which are required for support of kanji-character stroke-generated text to Nichimen Corporation of Japan, a permitted reseller hereunder:

     hcsgen.for      export.h       genval.c        validate.c graphics X.c
     graphics X.h    graphics-ps.c  graphics-sun.c  graphics-sun.h
     graphics tek.c  hershey.~      program-~ames.h     msgarr.E

5. In Paragraph 3.3, add to the end the following:

          RSI grants PVI the right to give demonstration/evaluation copies of the Licensed Software to potential Customers for a period of time not exceeding ninety {go) days without requiring the potential Customer to execute any licensing document; provided, however, that such copies include a timebomb device which renders the Licensed Software unuseable for its intended purpose upon expiration of the demonstration/evaluation periodor any reasonable extensions thereof.

6. In Paragraph 3.4, change the words "a Sublicense Agreement" to "one of the sublicense agreements", and add to the end: "Any other device drivers delivered to PVI by RSI shall be considered automatically added to Exhibit B".

7. In Paragraph 9.2, add to the end "pursuant to the procedures approved by RSI elsewhere herein."

8. In Exhibit B, delete the "Sun Modules" list and replace with the following:

     contour.c       devtab.c        export.h        genval.c      validate.c
     graphics.c      graphics.h      graphics X.c    graphics X.h
     graphics ps.c   graphics-sun.c  graphics-sun.h  graphics-tek.c
     hershey.c       messages.mkmsg  msg-arr.c       msg-codes.hplot.c
     plot.h          plot-rtns.c     polyfill.c      program names.h
     sysnames.tbl    surface.c       pvmakefile.template

9. Change "Exhibit E" to "Exhibit E-1" and incorporate the attached Exhibit E-2, Exhibit E-3 and Exhibit E-4.

All other terms and conditions of this subject Agreement and Amendment No. 1 not modified by this Amendment No. 2 shall remain in full force and effect. This Amendment No. 2 shall be effective as of the last date of signing below.

ACCEPTED: Research Systems, Inc.            Precision Visuals, Inc.
Name: /s/ David M. Stern                    Name: /s/ Dallas R. Martin
     --------------------------                  --------------------------
Title: Pres.                                Title: Counsel & Mgr. Contracts
Date: June 22, 1989                         Date:  JUNE 26, 1989

                          SOFTWARE LICENSE AGREEMENT

                                                          (TO BE ENTERED BY PVI)

LICENSEE:                             LICENSE AGREEMENT NUMBER: [     ] LICENSEE
ADDRESS:

In consideration of the valuable promises and mutual covenants contained herein, Precision Visuals, inc. ("PVI") and the above-identified Licensee agree as follows:

1.   DEFINITIONS

For the purposes of this Agreement, the following are defined terms:

A) "Software" shall mean the proprietary computer programs licensed and delivered hereunder, whether in object code or source code, including any enhancements, corrections, revisions, updates, upgrades or modifications provided by PVI during the term of this Agreement.

B) "Documentation" shall mean the visually readable support materials which are provided for use in connection with the Software.

C) "Designated System" shall mean the computer system(s), under the control of Licensee, on which use of the Software is authorized and which is/are identified on Schedule(s), one or more of which may from time to time be incorporated into this Agreement.

D) "Modified Programs" shall mean: (i) the Software to which Licensee has made any authorized modifica tions and/or (ii) any computer programs created by Licensee which contain any portion of the Software, including but not limited to updated programs. derivative programs, or application programs.

2.   GRANT

A) Subject to the terms and conditions contained herein, PVI grants to Licensee a non-transferable, non-exclusive license for the use of the Software and Documentation specified in the attached Schedule(s).

B) The Software shall be used by Licensee only on the Designated System and solely for its own internal business purposes. No-right is granted for the use of the Software by any party other than Licensee.

C) A single back-up system may be used as a substitute for the Designated System without notice to PVI during any time when Such Designated System is inoperative because it is malfunctioning or undergoing repair, maintenance, or other modification. Any other changes in the CPU manufacturer, CPU model number, CPU serial number, or installation site of the Designated System must be communicated to PVI in writing within 30 days of any change. Licensee agrees to pay any fees required by PVI for transfer or upgrade of the license. If so communicated, and if such fees have been paid, the license to use the Software will be considered so transferred.

D) All ownership rights in the Software shall be retained by PVI or its licensors, subject only to the specific rights granted to Licensee under this Agreement. All copies of the Software provided by PVI or made by Licensee, including partial copies within Modified Programs, are the property of PVI and may not be distributed by Licensee without PVI's prior written consent. Nothing in this Agreement shall be construed as giving Licensee the right to sell, assign, or in any other manner transfer or encumber PVI's or its licensors' ownership of the Software and Documentation. Anymodifications or additions to the Software made by Licensee shall not reduce PVI's or its licensors' rights or the responsibilities of Licensee hereunder.

E) Licensee may modify any Software, except the typefaces supplied with DI-Textpro, for its own use and may merge the Software into other program materials to form Modified Programs. provided that. upon termination of this Agreement, the Software will be completely removed from the Modified Programs and treated as if permission to modify had never been granted. The use of any portion of the Software in a Modified Program is authorized only on the Designated System, and shall remain subject to all of the terms of this Agreement.

3.   CONFIDENTIAL INFORMATION

A) PVI and its licensors regard the Software and Documentation (where such is marked as confidential), in any form including listings, magnetic tapes and floppy disks, as well as the ideas and concepts incorporated in such Software and Documentation, as confidential to and a trade secret of PVI and its licensors.

B) Licensee agrees to hold the Software and Documentation in confidence and, except as expressly provided herein, agrees not to publish, disclose or use any such confidential information without prior written permission from PVI. Licensee agrees that access to the Software, Documentation, or portions thereof, in any form, shall be provided only to those of Licensee's employees and independent contractors who are required tO have access to the Software and Documentation for purposes specifically related to Licensee's permitted use of the Software. Licensee shall inform all such individuals of the confidential nature of the information and the restrictions on its publication, disclosure and use, and such persons shall be bound by the terms and conditions of this Agreement.

C) Confidential information shall not 'include, and this Article 3, shall not apply to. information which: (i) was in Licensee's possession and was known to Licensee prior to its receipt from PVI; or (ii) is developed by Licensee independent of PVI confidential information; or (iii) is or becomes public knowledge without breach of this Agreement, or (iv) is disclosed to Licensee by a third party without violation of any obligation of non-disclosure.

                                                             (continued inside )

PRECISION VISUALS, Inc.
6230 Lookout Road

Boulder, Colorado 80301
303/530-9000      Fax:

SOFTWARE LICENSE AGREEMENT

CAREFULLY READ ALL OF THE TERMS AND CONDITIONS OF THIS LEGAL AGREEMENT PRIOR TO OPENING THE ATTACHED PRECISION VISUALS, INC. (PVI) SOFTWARE PRODUCT PACKAGE. YOU WILL RECEIVE A SOFT-KEY FOR CONTINUED USE OF THE SOFTWARE ONLY IF YOU SIGN AND RETURN THIS AGREEMENT WITHIN THIRTY (30) DAYS OF SHIPMENT FROM PVI.

If you receive a copy of this software package and do not agree with the terms and conditions of this Agreement, you may, within the thirty-day period, return the unused, unopened software package to PVI for a full refund of any money paid. On behalf of your organization, you agree as follows:

1. GRANT OF LICENSE. PVI grants to you the right to use one copy of the PVI software program(s) licensed here- under ('Software") on one (1) CPU at a time.
You may not use it on more than one CPU   at the same time without PVI's prior
written approval. You may change the CPU on which   the Software is installed at
any time with thirty (30) days' written notice to PVI.

2. CONFIDENTIALITY, The Software is owned by PVI and is protected by United States copyright and trade secret laws and international treaty provisions. Therefore, you are prohibited from making any copies of the Software except that you may (a) make one copy of the Software solely for backup or archival purposes, and (b) copy the Software into the memory of the CPU as necessary for its intended use, provided you then keep the original solely for backup or archival purposes. You may not copy the documentation or other accompanying written materials for any purpose. In addition to the foregoing, you agree to treat the Software as confidential to, and a trade secret of, PVl. This means you agree to take reasonable steps not to disclose the Software to any third party, or to employees who do not have a need for such access for the intended use of the Software. You agree to use the Software solely for your own internal purposes. You also agree not to reverse engineer, decompile or disassemble the Software, in whole or in part

3. LIMITED WARRANTY. PVI warrants that the Software will perform substantially in accordance with the then-current version of the accompaning documentation for a period of ninety (90) days from the date of receipt by you. PVI DISCLAIMS ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SOFTWARE OR DOCUMENTATION. PVI's entire liability and your exclusive remedy under this limited warranty shall be for PVI to use best efforts to repair or replace the warranted Software, This limited warranty is void if (a) you did not use the Software in accordance with the then-current version of the accompanying documentation, (b) the Software has been altered other than with PVI's prior written consent, (c) your CPU malfunction causes the problem, or (d) the problem is arises from any other cause within your control.

4. LIMITED LIABILITY. IN NO EVENT SHALL PVI BE LIABLE FOR ANY INDIRECT DAMAGES WHATSOEVER INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF

BUSINESS, LOSS OF PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, INCIDENTAL, CONSEQUENTIAL SPECIAL, OR ANY OTHER TYPE OF SUCH DAMAGE ARISING OUT OF THE USE OR INABILITY TO USE THE SOFTWARE OR DOCUMENTATION, IF PVI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL PVI BE LIABLE FOR ANY AMOUNT IN EXCESS OF THE TOTAL LICENSE FEES PAID BY YOU FOR THE SOFTWARE.

5. TERMINATION. You may terminate this Agreement at any time with thirty (30) day's written notice to PVI PVI may terminate this Agreement if you fail to cure any breach of your obligations hereunder within thirty (30) days of written notice to you. All obligations incurred by either party prior to termination shall survive such termination, and no refund shall be paid to you by PVI because the Agreement has been terminated. Upon termination, you agree to return all copies (including partial copies) of the Software and documentation and the certify in writing that the Software is no longer in use or useable by you.

6. MISCELLANEOUS. This License Agreement is governed by the laws of the State of Colorado. If you have any questions about this Agreement. please write:
Precision Visuals, Inc., 6260 Lookout Road, Boulder, CO 80301,

                              Amendment No. 3 to
                  Software License and Distribution Agreement
                              dated April 1, 1988

     In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to modify the subject Agreement as follows:

     1. In the Preamble paragraph entitled "PARTIES" and in Paragraph 18.12, change RSI's office address to 777 29th Street, Suite 302, Boulder, Colorado 80303

     2. In Paragraph 3.1, add to the end the following:

Notwithstanding provisions herein to the contrary, RSI grants to PVI the right to provide the following additional source-code modules listed in Exhibit B (which are required for support of kanji-character stroke-generated text, device driver development and softkey protection) to Nichimen Corporation of Japan, a permitted reseller hereunder:

          genver.for               compiler.par          forsub.mar
          getparam.for             idl.h                 idlhersh.par
          initial.for              offsets.par           pltcom.par
          programnames.par         setfabdnm.mar         typeder.par

     3. In Exhibit B, delete the "VAX VMS Modules" list and replace with the following:

     bytscl.mar                    call wave.mar         common.mar
     compiler.par                  contour.for           ctrlc ast.mar
     dashline.for                  drawax.for            extend tables.mar
     evalver.for                   fixscl.mar            fmtnumB.for
     forsub.mar                    genver.for            getparam.for
     hcsgen.for                    hersh.pro             idl.h
     idlfort.mar                   idlhersh.par          idlmacro.mar
     intial.for                    kwrdtb.mar            metacode.for
     offsets.par                   plot.for              plot params.for
     pltcom.par                    polyfill.for          polyfillp.for
     program names.for             program names.par     program names wave.for
     setfabdnm.mar                 setxy.for             start display.for
     surface.for                   tkplot.mar            transfer.mar
     tvmov.for                     typedef.par           usersym.for
     wave.mar
     utilm.mar                     vtplot.mar
     wave names.for

4. Add to the end of Paragraph 5.3 and Exhibit B the following:

          Any source-code modules delivered to PVI by RSI which contain the following notice shall be considered automatically added to Exhibit B:

          "This source code module is provided to PVI under the provisions of Paragraph 5.3 of the Software License and Distribution Agreement dated April 1, 1988."

All other terms and conditions of this subject Agreement and Amendments No. 1 and 2 not modified by this Amendment No. 3 shall remain in full force and effect. This Amendment No. 3 shall be effective as of the last date of signing below.

ACCEPTED: Research Systems, Inc.             Precision Visuals, Inc.

Name: /s/ David M. Stern                     Name: /s/ DALLAS R. MARTIN

Title: Pres.                                 Title: Counsel & Mgr., Contracts

Date: 6/29/89                                Date: JUN 30 1989

                              Amendment No. 4 to
                  Software License and Distribution Agreement
                              dated April 1, 1988

In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to modify the subject Agreement as follows:

1. Add the attached "Exhibit E-5" to the contract. The parties agree that each future PVI GSA Schedule contract shall automatically replace the attached as Exhibit E-5.

All other terms and conditions of this subject Agreement and Amendments No. 1, 2 and 3 not modified by this Amendment No. 4 shall remain in full force and effect. This Amendment No. 4 shall be effective as of the last date of signing below.

ACCEPTED:                                    Pre.

Research Systems, Inc.

Name: /s/ David M. Stern                     Name: /s/ Dallas R. Martin
     -------------------                           --------------------
Title: Pres.                                 Title: Counsel

Date: Sept 1, 1989                           Date:  9/1/89

                              Amendment No. 5 to
                          Software License Agreement
                              dated April 1, 1988

In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to modify the subject Agreement as follows:

1. In Paragraph 3.3 (as modified by Amendment No. 2), add to the end the following:

          RSI further grants to PVI the right to provide to a third party an object-code version of the Licensed Software for purposes of that third party distributing copies thereof solely for demonstration/ evaluation purposes to fourth parties. The Licensed Software provided to the third fourth will not be capable of being copied to external media; third party may only install the Licensed Software on the fourth party's CPU for a period not exceeding ninety (90) days. The Licensed Software provided to the fourth party must include a timebomb device which renders the Licensed Software unuseable for its intended purpose upon expiration of the demonstration/evaluation period or any reasonable extensions thereof, and in that event the third party may provide the Licensed Software without requiring the fourth party to execute any licensing document.

2. Add new Paragraph 7.7 as follows:

     7.7  The parties agree that no royalty fee is due to RSI hereunder:

          a) for licenses to a file server CPU in a network when the file server is prohibited from executing the Software, or

          b) for any Licensed Software included on a tape to a PVI Customer for which the PVI Customer has not purchased a license, so long as access to such Licensed Software is prevented by a PVI softkey mechanism, or

          c) from July through September, 1989, when PVI sold a MicroVAX single-user license and shipped the UIS device driver, unless the PVI Customer specified the UIS driver on its purchase order.

3. In Exhibit D, add the following at the end of Paragraph D thereof:

          The above-described volume discounts are also allowable when a PVI Customer makes a commitment to purchase licenses over time. This commitment can consist of {as examples) an open purchase order, a letter of intent, or a requirements contract, but must show a bona-fide commitment to purchase. In this event, PVI may utilize the quantity discounts as if all units purchased to date under that commitment were included on a single purchase order.

          For example, assume that PVI Customer has signed an open purchase order, and purchased 9 units off that purchase order in the past. Now the Customer issues an order for one unit under the same open purchase order. PVI's royalty is figured at the 10-unit level under the discount calculation above: 5.085 + 0.50 X (10-9) X the single-unit royalty payment for that CPU.

All other terms and conditions of this subject Agreement and Amendments No. 1, 2, 3, and 4 not modified by this Amendment No. 5 shall remain in full force and effect. This Amendment No. 5 shall be effective as of the last date of signing below.

ACCEPTED:  Research Systems, Inc.            Precision Visuals, Inc.

BY /s/ David M. Stern                        BY: /s/ Dallas R. Martin

Name:  David M. Stern                        Name:  Dallas R. Martin

Title:  Pres.                                Title:  Counselor & Mgr., Contracts

Date:  Nov. 13, 1989                         Date:  Nov. xx, 1989

                              Amendment No. 6 to
                          Software License Agreement
                              dated April 1, 1988

In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to modify the subject Agreement as follows:

1. In Paragraph 1.9, add to the end "RSI hereby gives its consent to the establishment of Praxa, AV&T and Anagrafix as permitted resellers hereunder".

2. Add to the end of Paragraph 7.5 the following:

     Notwithstanding the above, the per-unit minimum shall not apply to royalties due for a PVI product currently referred to as "Flipper", as described in Exhibit H, attached hereto and incorporated herein. Royalties for this product will be as set forth in Paragraphs 7.2.1 and 7.2.2 above.

3. Add as additions to Exhibit E those contractual documents implemented by PVI for per-user licensing, so long as RSI's copyrights in and to the Licensed Software are preserved.

4. Add to the end of Paragraph 18.2 the following: "...and to a successor in interest of any assets or securities of such party, so long as such successor agrees to abide by the terms hereof".

5. Add to the end of Exhibit D the following:

     G. Per-User Licensing
        ------------------

     Notwithstanding the above, the following shall determine the royalties due to RSI for per-seat licensing by PVI:

     1. When a per-user license is sold on a timesharing CPU (i.e. non-workstation), PVI will pay to RSI the royalty set forth in Paragraph 7.2.1 and 7.2.2, subject to the minimum royalty for that CPU as determined elsewhere in this Exhibit D. As additional per-user licenses are sold for that CPU, if 17% (or 25%) of the total revenue received by PVI therefor exceeds that which was initially paid, PVI will pay RSI 17% (or 25%) of such additional revenue.

     2. When a per-user license is sold on a workstation CPU (defined as PVI price class I, J or K), PVI will pay to RSI the royalty set forth in Paragraph 7.2.1 and 7.2.2, subject to the following minimum royalty for each such license:

     For a per-user license under a SUN server:        $510.00
     For a per-user license under a DEC server:        $633.00
     For a per-user license under any other server:    $571.00.

     The Volume Discount Schedule set forth in Paragraph D of Exhibit D shall apply to the calculation of this per-user royalty.

All other terms and conditions of this subject Agreement and Amendments No. 1, 2, 3, 4 and 5 not modified by this Amendment No. 6 shall remain in full force and effect. This Amendment No. 6 shall be effective as of the last date of signing below.

ACCEPTED: Research Systems, Inc.               Precision Visuals, Inc.

Name:  /s/ David M. Stern                    Name:  /s/ Dallas R. Martin
     ----------------------------                 --------------------------

Title:  Pres.                                Title:  Counsel
      ---------------------------                  -------------------------

Date:  June 29, 1990                         Date:  6/29/90
     ----------------------------                 --------------------------

                                   EXHIBIT H

"Flipper" Description

PVI plans to develop, market and sell a product which is derived from a portion of PV-WAVE. This new product, code-named "Flipper", provides a different user interface than PV-WAVE. "Flipper" is an icon, menu and dialog oriented, "point and click" style package. All methods for accepting user-written scripts and programs in the Licensed Software will be specifically excluded from this product to differentiate it from the Licensed Software.